UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Hidden Lake Road, Building A Brattleboro, Vermont 05301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (802) 257-1617

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 17, 2015 (the “Conversion Date”), U.S. Bank N.A. replaced The Bank of New York Mellon as the Custodian for the Teucrium Corn Fund (CORN), the Teucrium Soybean Fund (SOYB), the Teucrium Sugar Fund (CANE), the Teucrium Wheat Fund (WEAT) and the Teucrium Agricultural Fund (TAGS) (collectively, the “Funds”).  These Funds are each a series of the Teucrium Commodity Trust.  In addition, on the same date, U.S. Bancorp Fund Services replaced The Bank of New York Mellon as the Transfer Agent, Fund Accountant and Fund Administrator for the Funds.  The Bank of New York Capital Markets will continue to serve as the primary executing broker for on-exchange transactions by TAGS for the sale or purchase of the shares of CORN, SOYB, CANE and WEAT (collectively the “Underlying Funds”).

The principal business address for U.S. Bank N.A. is 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212.  The Custodian is a Wisconsin state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the Wisconsin State Banking Department.

For custody services, the Funds will pay 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges.

For Transfer Agency, Fund Accounting and Fund Administration services, which are based on the total assets for all the Funds in the Trust, the Funds will pay 0.06% of average gross assets on the first $250 million, 0.05% on the next $250 million, 0.04% on the next $500 million and 0.03% on the balance over $1 billion annually. A combined minimum annual fee of up to $64,500 for custody, transfer agency, accounting and administrative services is assessed per Fund.

The Sponsor of the Funds, Teucrium Trading, LLC, does not anticipate any material change to the expenses for any Fund, net of expenses waived by the Sponsor, as a result of the change from The Bank of New York Mellon to U.S. Bank N.A. and U.S. Bancorp Fund Services (the “Conversion”) for the services described above.  Additionally, the Sponsor does not anticipate any material change to expenses for any Fund, net of expenses waived by the Sponsor, as a result of any accrued but unpaid expenses for services provided by The Bank of New York Mellon prior to the Conversion Date.  As discussed in the Trust’s Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015 (Accession Number 0000891092-15-007008) (the “Form 10-Q”) in “Results of Operations,” given the anticipated Conversion, the Sponsor reflected an initial estimate (the “estimate”) of an amount that may be due to The Bank of New York Mellon for all Funds in the future as a result of services provided prior to the Conversion Date, other than CORN which has reflected accruals at the maximum contract rate in all periods, in “Custodian fees and expenses” on the financial statements of the Funds in the quarter ended June 30, 2015.  The Sponsor then permanently waived a portion or all of these Custodian Fees.  As was also noted in the Form 10-Q, the Sponsor anticipates that there will be adjustments to the estimates in future periods.  As of the date of this Form 8-K, the Sponsor believes that The Bank of New York Mellon may retain custody of an amount of Fund assets on the Conversion Date as a set off for such amounts that may ultimately be determined to be owed by the Fund.  The Sponsor anticipates that any such amounts will be reflected in each Fund’s financial statements as assets held by The Bank of New York Mellon.  To the extent that a portion or all of such amounts are determined to be payable by the Funds, the Sponsor anticipates waiving its management fees or paying on behalf of each Fund such amounts.  Accordingly, as noted above, the Sponsor believes that the net expenses as shown in the Funds’ financial statements in the Form 10-Q will be generally as presented in the Form 10-Q for the quarter-ended June 30, 2015.

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A,  Brattleboro, Vermont 05301, or at the offices of the Administrator, U.S. Bancorp, located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212, or such office, including of an administrative agent, as it may subsequently designate upon notice.  The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations.  In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: August 17, 2015	By:	/s/ Dale Riker
Name: Dale Riker
Title: Chief Executive Officer